Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	February 6, 2008
BUTLER NATIONAL CORPORATION ANNOUNCES KANSAS DESTINATION GAMING RULED CONSTITUTIONAL BY LOWER COURT

OLATHE, KANSAS, February 6, 2008, - Butler National Corporation (OTC Bulletin Board BUKS) a recognized provider of professional management services in the gaming industry, announces that the District Court of Shawnee County, Kansas issued its ruling on legislation related to casino gaming in Kansas as defined by the Kansas Expanded Lottery Act (SB66). The Court ruled that the Act is constitutional.

Boot Hill Gaming is assisting Butler National with the assembly of an All Kansas Team to develop a destination resort and gaming establishment to be known as the Boot Hill Resort and Casino. The plan is to enhance and recreate the world famous 1870-1880's experience at the historic Boot Hill destination in Dodge City, Kansas. In September 2007, Butler National's wholly-owned subsidiary Butler National Service Corporation submitted an application to the State of Kansas to manage a prospective destination gaming operation on behalf of the State of Kansas in Dodge City.

March 26, 2008, is the currently scheduled deadline for the Kansas Lottery to complete a review of the Butler National application and negotiate a potential contact. If approved by the Kansas Lottery, a seven-member Lottery Gaming Facility Review Board will have sixty days after the completion of the Lottery Commission review to determine if a contract is in the best interests of the State of Kansas. If selected by the Review Board, the Gaming and Racing Commission will have an additional 10 days to complete background reviews. All three deadlines may be extended an additional 60 days by the Governor. The Kansas Expanded Lottery Act (SB 66) may be downloaded from the web at www.kslottery.com and select Kansas Expanded Lottery Act.

Management Comments:

"Butler National is pleased with the decision of the District Court. We are pleased that an appeal has been filed to the Kansas Supreme Court. We believe that the District Court has acknowledged in detail the provisions of the law that reinforce the constitutionality. We continue to expand our relationships in Southwest Kansas and are anxious to continue the process. The planned destination facility in Dodge City will be a major addition to the Kansas economy and tourism, and a great opportunity for economic development in the Wild West Country of Western Kansas", said Clark Stewart, President of Butler National.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

There is no assurance that Butler National will be awarded a contract to manage a state-owned facility for Kansas Senate Bill 66 provides for a fairly complex applicant review and selection process. Butler National plans to use its best efforts to acquire rights to manage a gaming facility on behalf of the State of Kansas.

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-663-5833
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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